EXHIBIT 23.2

CONSENT OF BDO KAZAKHSTANAUDIT LLP.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

BMB Munai, Inc.

202 Dostyk Ave. 4th floor, Almaty

Kazakhstan 050051

We hereby consent to the incorporation by reference in Amendment No. 2 to the Registration Statement on Form S-3 (333-146831) of our report dated June 26, 2006, relating to the consolidated financial statements of BMB Munai, Inc. for the years ended March 31, 2006 and March 31, 2005, which appears in the Annual Report on Form 10-K/A-2 of BMB Munai, Inc. for the year ended March 31, 2007.

We also consent to the reference to us in the “Experts” section of the Prospectus.

Managing partner,

General Director

BDO Kazakhstanaudit LLP	S.Kh. Koshkimbayev

Almaty, Kazakhstan

January 23, 2008